Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES THIRD QUARTER FISCAL 2022 RESULTS

Revenue increased 28% to $1.9 billion
Comparable sales increased 22%, or increased 25% on a constant dollar basis
Diluted EPS of $2.00
Vancouver, British Columbia – December 8, 2022 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the third quarter of fiscal 2022.
Calvin McDonald, Chief Executive Officer, stated: "In the third quarter, we continued to deliver strong and balanced results across the business, demonstrating the significant potential for our brand. Our ongoing momentum is a testament to our innovative products, deep community relationships, and the hard work and dedication of our talented teams around the world. We are pleased with our early holiday season performance and look forward to all that’s ahead for lululemon as we continue to deliver on our Power of Three ×2 growth plan."
The adjusted non-GAAP financial measures below exclude certain costs incurred in connection with the acquisition of MIRROR in fiscal 2021, and the related tax effects.
The fiscal year ending January 29, 2023 is referred to as "2022", the fiscal year ended January 30, 2022 is referred to as "2021", and the fiscal year ended February 2, 2020 is referred to as "2019".
For the third quarter of 2022, compared to the third quarter of 2021:
•Net revenue increased 28% to $1.9 billion, or increased 31% on a constant dollar basis.
–Net revenue increased 26% in North America, and increased 41% internationally.
•Total comparable sales increased 22%, or 25% on a constant dollar basis.
–Comparable store sales increased 14%, or 17% on a constant dollar basis.
–Direct to consumer net revenue increased 31%, or 34% on a constant dollar basis.
•Direct to consumer net revenue represented 41% of total net revenue compared to 40% for the third quarter of 2021.
•Gross profit increased 25% to $1.0 billion and gross margin decreased 130 basis points to 55.9%.
•Income from operations increased 37% to $352.4 million. Adjusted income from operations increased 25%.
•Operating margin increased 120 basis points to 19.0%. Adjusted operating margin decreased 40 basis points.
•Income tax expense increased 39% to $97.3 million. The effective tax rate for the third quarter of 2022 was 27.6% compared to 27.2% for the third quarter of 2021. The adjusted effective tax rate was 25.1% for the third quarter of 2021.
•Diluted earnings per share were $2.00 compared to $1.44 in the third quarter of 2021. Adjusted diluted earnings per share were $1.62 in the third quarter of 2021.
•The Company repurchased 54.6 thousand shares of its own common stock at an average price of $311.21 per share for a total cost of $17.0 million.
•The Company opened 23 net new company-operated stores during the third quarter, ending with 623 stores.
For the third quarter of 2022, compared to the third quarter of 2019:
•Net revenue increased by $940.8 million, or 103%, representing a three-year compound annual growth rate of 27%.
•Gross margin increased 80 basis points.
•Operating margin decreased 20 basis points.
•Diluted earnings per share were $2.00 compared to $0.96 in the third quarter of 2019.

Meghan Frank, Chief Financial Officer, stated: "We are proud to have delivered another quarter of strong sales and earnings growth, despite an operating environment that remains dynamic. These results illustrate the strength and differentiation of our omni operating model and position us well to deliver ongoing value for our stakeholders. We look forward to a strong finish to our fiscal year."
Balance sheet highlights
The Company ended the third quarter of 2022 with $352.6 million in cash and cash equivalents and the capacity under its committed revolving credit facility was $394.8 million.
Inventories at the end of the third quarter of 2022 increased 85% to $1.7 billion compared to $0.9 billion at the end of the third quarter of 2021. On a unit basis inventory increased 80%, representing a three-year compound annual growth rate of 38%, which is inclusive of three-percentage points for in-transit inventories. The Company believes its inventories are well positioned to support its expected revenue growth in the fourth quarter.
2022 Outlook
For the fourth quarter of 2022, the Company expects net revenue to be in the range of $2.605 billion to $2.655 billion, representing a three-year compound annual growth rate of approximately 24%. Diluted earnings per share are expected to be in the range of $4.20 to $4.30 for the quarter.
For 2022, the Company expects net revenue to be in the range of $7.944 billion to $7.994 billion, representing a three-year compound annual growth rate of approximately 26%. Diluted earnings per share are expected to be in the range of $9.94 to $10.04 for the year and, excluding the gain on the sale of an administrative office building, adjusted diluted earnings per share are expected to be in the range of $9.87 to $9.97.
The guidance does not reflect potential future repurchases of the Company's shares.
The guidance and outlook forward-looking statements made in this press release are based on management's expectations as of the date of this press release and does not incorporate future unknown impacts, including macroeconomic trends and further resurgences in COVID-19. The Company undertakes no duty to update or to continue to provide information with respect to any forward-looking statements or risk factors, whether as a result of new information or future events or circumstances or otherwise. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including those stated below.
Power of Three x2
The Company's Power of Three x2 growth plan calls for a doubling of the business from 2021 net revenue of $6.25 billion to $12.5 billion by 2026. The key pillars of the plan are product innovation, guest experience, and market expansion and the growth strategy includes a plan to double men's, double direct to consumer, and quadruple international net revenue relative to 2021.
Conference Call Information
A conference call to discuss third quarter results is scheduled for today, December 8, 2022, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: https://corporate.lululemon.com/investors/news-and-events/events-and-presentations. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Non-GAAP Financial Measures
Constant dollar changes and adjusted financial results are non-GAAP financial measures. A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying growth rate of net revenue excluding the impact of changes in foreign currency exchange rates.
Adjusted income from operations, operating margin, income tax expense, effective tax rates, net income, and diluted earnings per share exclude items related to the sale of an administrative office building and the MIRROR acquisition. The Company excludes the gain on disposal of assets and its income tax effect for the sale of an administrative office building in 2022. It excludes the transaction and integration costs related to the MIRROR acquisition and certain acquisition-related compensation costs, and the related income tax effects of these items in 2021. The acquisition-related compensation costs include accelerated expenses related to the transition of the former MIRROR Chief Executive Officer to an advisory role.
The Company believes these adjusted financial measures are useful to investors as they provide supplemental information that enable evaluation of the underlying trend in its operating performance, and enable a more consistent comparison to its historical financial information. Further, due to the finite and discrete nature of these items, it does not consider them to be normal operating expenses that are necessary to operate the business. Management uses these adjusted financial measures and constant currency metrics internally when reviewing and assessing financial performance.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; changes in consumer shopping preferences and shifts in distribution channels; the acceptability of its products to guests; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; the Company's ability to achieve the synergies and benefits sought through the acquisition of MIRROR (now known as lululemon Studio); the ability of lululemon Studio to generate near and long term expected cash flows which if not achieved could result in a material impairment of goodwill or other assets; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; the current COVID-19 coronavirus pandemic and related government, private sector, and individual consumer responsive actions; global economic and political conditions and global events such as health pandemics; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124
or
Brunswick Group
Eleanor French
1-415-619-2757

lululemon athletica inc.
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Third Quarter		First Three Quarters
	2022	2021	2022	2021
Net revenue	$1,856,889	$1,450,421	$5,338,680	$4,127,504
Costs of goods sold	818,037	621,028	2,373,959	1,755,111
Gross profit	1,038,852	829,393	2,964,721	2,372,393
As a percent of net revenue	55.9%	57.2%	55.5%	57.5%
Selling, general and administrative expenses	684,236	545,124	1,954,340	1,583,075
As a percent of net revenue	36.8%	37.6%	36.6%	38.4%
Amortization of intangible assets	2,189	2,195	6,579	6,585
Acquisition-related expenses	—	24,127	—	39,934
Gain on disposal of assets	—	—	(10,180)	—
Income from operations	352,427	257,947	1,013,982	742,799
As a percent of net revenue	19.0%	17.8%	19.0%	18.0%
Other income (expense), net	331	15	454	338
Income before income tax expense	352,758	257,962	1,014,436	743,137
Income tax expense	97,288	70,174	279,447	202,319
Net income	$255,470	$187,788	$734,989	$540,818

Basic earnings per share	$2.00	$1.45	$5.75	$4.16
Diluted earnings per share	$2.00	$1.44	$5.74	$4.14
Basic weighted-average shares outstanding	127,511	129,684	127,736	130,019
Diluted weighted-average shares outstanding	127,820	130,189	128,089	130,557

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	October 30, 2022	January 30, 2022	October 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$352,624	$1,259,871	$993,591
Inventories	1,741,716	966,481	943,900
Prepaid and receivable income taxes	196,385	118,928	140,582
Other current assets	343,456	269,573	233,221
Total current assets	2,634,181	2,614,853	2,311,294
Property and equipment, net	1,122,490	927,710	876,489
Right-of-use lease assets	946,687	803,543	789,381
Goodwill and intangible assets, net	451,234	458,179	460,559
Deferred income taxes and other non-current assets	154,844	138,193	134,284
Total assets	$5,309,436	$4,942,478	$4,572,007
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$300,870	$289,728	$227,067
Accrued liabilities and other	357,365	330,800	324,432
Accrued compensation and related expenses	184,122	204,921	181,863
Current lease liabilities	188,110	188,996	175,445
Current income taxes payable	80,947	133,852	43,199
Unredeemed gift card liability	171,659	208,195	137,656
Other current liabilities	39,762	48,842	28,358
Total current liabilities	1,322,835	1,405,334	1,118,020
Non-current lease liabilities	850,373	692,056	684,460
Non-current income taxes payable	28,555	38,074	38,073
Deferred income tax liability	50,884	53,352	60,374
Other non-current liabilities	17,585	13,616	12,625
Stockholders' equity	3,039,204	2,740,046	2,658,455
Total liabilities and stockholders' equity	$5,309,436	$4,942,478	$4,572,007

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	First Three Quarters
	2022	2021
Cash flows from operating activities
Net income	$734,989	$540,818
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(814,790)	117,306
Net cash provided by (used in) operating activities	(79,801)	658,124
Net cash used in investing activities	(386,862)	(313,438)
Net cash used in financing activities	(399,428)	(523,197)
Effect of foreign currency exchange rate changes on cash	(41,156)	21,585
Increase (decrease) in cash and cash equivalents	(907,247)	(156,926)
Cash and cash equivalents, beginning of period	1,259,871	1,150,517
Cash and cash equivalents, end of period	$352,624	$993,591

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited; Expressed in thousands, except per share amounts

Constant dollar changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue
The below changes show the change for the third quarter of 2022 compared to the third quarter of 2021.

	Net Revenue	Total Comparable Sales[1,2]	Comparable Store Sales[2]	Direct to Consumer Net Revenue
Change	28%	22%	14%	31%
Adjustments due to foreign currency exchange rate changes	3	3	3	3
Change in constant dollars	31%	25%	17%	34%
__________
(1)Total comparable sales includes comparable store sales and direct to consumer net revenue.
(2)Comparable store sales reflects net revenue from company-operated stores that have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable store sales exclude sales from stores which have been temporarily relocated for renovations or have been temporarily closed.

Adjusted financial measures
The following tables reconcile adjusted financial measures with the most directly comparable measures calculated in accordance with GAAP. The 2022 adjustments relate to the gain on sale of an administrative office building and its related tax effects. The 2021 adjustments relate to the acquisition of MIRROR, including accelerated compensation expense related to the transition of the former MIRROR Chief Executive Officer to a temporary advisory role with the Company, and its related tax effects. Please refer to Note 4. Gain on Disposal of Assets and Note 3. Acquisition-Related Expenses included in Item 1 of Part I of the Company's Report on Form 10-Q to be filed with the SEC on or about December 8, 2022 for further information on these adjustments.

	First Three Quarters 2022
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$1,013,982	19.0%	$279,447	27.5%	$734,989	$5.74
Gain on disposal of assets	(10,180)	(0.2)			(10,180)	(0.08)
Tax effect of the above			(1,661)	0.2	1,661	0.01
Adjusted results (non-GAAP)	$1,003,802	18.8%	$277,786	27.7%	$726,470	$5.67

	Third Quarter 2021
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$257,947	17.8%	$70,174	27.2%	$187,788	$1.44
Transaction and integration costs	328	—			328	—
Acquisition-related compensation	23,799	1.6			23,799	0.18
Tax effect of the above			611	(2.1)	(611)	—
Adjusted results (non-GAAP)	$282,074	19.4%	$70,785	25.1%	$211,304	$1.62

	First Three Quarters 2021
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$742,799	18.0%	$202,319	27.2%	$540,818	$4.14
Transaction and integration costs	1,859	—			1,859	0.02
Acquisition-related compensation	38,075	1.0			38,075	0.29
Tax effect of the above			1,417	(1.2)	(1,417)	(0.01)
Adjusted results (non-GAAP)	$782,733	19.0%	$203,736	26.0%	$579,335	$4.44

Expected adjusted earnings per share

Fiscal 2022
Expected diluted earnings per share range	$9.94 to $10.04
Gain on disposal of assets, net of tax	(0.07)
Expected adjusted earnings per share range (non-GAAP)	$9.87 to $9.97

lululemon athletica inc.
Company-operated Store Count and Square Footage1
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
4th Quarter 2021	552	23	1	574
1st Quarter 2022	574	6	1	579
2nd Quarter 2022	579	22	1	600
3rd Quarter 2022	600	25	2	623

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter[2]	Gross Square Feet Lost During the Quarter[2]	Total Gross Square Feet at the End of the Quarter
4th Quarter 2021	2,002	126	3	2,125
1st Quarter 2022	2,125	32	2	2,155
2nd Quarter 2022	2,155	105	2	2,258
3rd Quarter 2022	2,258	139	7	2,390
 __________
1Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
2Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.